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                     DISTRIBUTION CONTRACT
                         CLASS A SHARES
               BETWEEN G.T. GLOBAL GROWTH SERIES
            AND G.T. GLOBAL FINANCIAL SERVICES, INC.


     THIS DISTRIBUTION CONTRACT, dated as of March 31, 1993, between G.T. GLOBAL GROWTH SERIES, a Massachusetts business trust ("Company"), and G.T. GLOBAL FINANCIAL SERVICES, INC., a California corporation ("G.T. Global"), is made with reference to the following facts:

     A.   The Company is an open-end management investment company.

     B. The Company's Board of Trustees ("Board") has established Class A and Class B shares of each Series.

     C. As of this date, the existing shares of each Series of the Company ("Funds") are subject to a Distribution Contract in effect since the later of February 24, 1989, or the commencement of operation of each Fund, the substance of which is substantially similar to that contained in this Contract.

     D. As of the close of business on this date all of the publicly issued, outstanding shares of each Fund are being redesignated as Class A shares of the respective Fund.

     E. G.T. Global has the facilities to sell and distribute the Class A shares of beneficial interest of the various Funds.

     F. The Company and G.T. Global desire to enter into a distribution contract with respect to the Class A shares of the Funds.

     NOW, THEREFORE, the parties agree as follows:

     1. G.T. Global shall be the exclusive principal underwriter for the sale of Class A shares of each Fund, except as otherwise provided pursuant to paragraph 20 hereof. The terms "Class A shares of the Fund" or "Class A shares" as used herein shall mean Class A shares of beneficial interest issued by the Funds.

     2. In the sale of Class A shares of each Fund, G.T. Global shall act as agent of the Company except in any transaction in which G.T. Global sells such Class A shares as a dealer to the public, in which event G.T. Global shall act as principal for its own account.

     3. The Company shall sell Class A shares only through G.T. Global except that the Company may at any time:

                    (a) Issue Class A shares to any corporation, association, trust, partnership, or other organization, or its, or their, security holders, beneficiaries, or

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               members, in connection with a merger, consolidation, or
               reorganization to which the Company is a party, or in connection with the acquisition of all or substantially all the property and assets of such corporation, association, trust, partnership, or other organization;

                    (b) Issue Class A shares of a Fund at net asset value to the holders of Class A shares of the other Funds or Class A shares of other investment companies managed by G.T. Capital Management, Inc., pursuant to any exchange or reinvestment option made available as described in the current Prospectus of the Fund;

                    (c) Issue Class A shares at net asset value to a Fund's shareholders in connection with the reinvestment of dividends and other distributions paid by the Fund;

                    (d) Issue Class A shares of a Fund at net asset value to Trustees, officers, and employees of the Company, its investment manager, any principal underwriter of the Company, and their affiliates, including any trust, pension, profit-sharing, or other benefit plan established for such persons, registered representatives and other employees of dealers having Dealer Agreements with G.T. Global and with respect to all such persons listed, their respective spouse, siblings, parents and children, and to other persons as permitted by applicable rules adopted by the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act"), as in effect from time to time and as described in the current Prospectus of the Fund;

                    (e) Issue Class A shares of a Fund at net asset value to the sponsor organization, custodian or depository of a periodic or single payment plan, or similar plan for the purchase of Class A shares of the Fund, purchasing for such plan;

                    (f) Issue Class A shares of a Fund in the course of any other transaction specifically provided for in the Prospectus of the Funds, or upon obtaining the written consent of G.T. Global thereto; or

                    (g) Sell Class A shares outside of the North American continent, Hawaii, and Puerto Rico through such other principal underwriter or principal underwriters as may be designated from time to time by the Company, pursuant to paragraph 20 hereof.

     4. G.T. Global shall devote its best efforts to the sale of Class A shares of the Funds. G.T. Global shall maintain a sales organization suited to the sale of Class A shares of the Funds and shall use its best efforts to effect such sales in countries as to which the Company shall have expressly waived in writing its right to designate another principal underwriter pursuant to paragraph 20 hereof, and shall effect and maintain appropriate qualification to do so in all those

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jurisdictions in which it sells or offers Class A shares for sale and in which qualification is required.

     5. Within the United States of America, G.T. Global shall offer and sell Class A shares only to or through such dealers as are members in good standing of the National Association of Securities Dealers, Inc. ("NASD"), or to persons legally engaged in dealer activities who are exempt from NASD membership in accord with applicable law. Class A shares of a Fund sold to dealers shall be for resale by such dealers only at the public offering price set forth in the effective Prospectus relating to the Fund which is part of the Company's Registration Statement in effect under the Securities Act of 1933, as amended ("1933 Act"), at the time of such offer or sale (herein, the "Prospectus"). G.T. Global may sell Class A shares of a Fund to dealers at such discounts from said public offering price as are set forth in the Prospectus, and/or in a Dealer Agreement between G.T. Global and the dealer, but neither such discounts nor commissions shall exceed the sales charge or discounts referred to in the Prospectus.

     6. In its sales to dealers, G.T. Global shall use its best efforts to determine that such dealers are appropriately qualified to transact business in securities under applicable laws, rules and regulations promulgated by such national, state, local or other governmental or quasi-governmental authorities as may in a particular instance have jurisdiction.

     7. The applicable public offering price of Class A shares of a Fund shall be the price which is equal to the net asset value per Class A share plus such sales charge as may be provided for in the Prospectus. Net asset value per Class A share shall be determined for each Fund in the manner and at the time or times set forth in and subject to the provisions of its Prospectus.

     8. All orders for Class A shares received by G.T. Global shall, unless rejected by G.T. Global or the Company, be accepted by G.T. Global immediately upon receipt and confirmed at an offering price determined in accordance with the provisions of the Prospectus and the 1940 Act, and applicable rules in effect thereunder. G.T. Global shall not hold orders subject to acceptance nor otherwise delay their execution. In conformity with the rules of the NASD, G.T. Global shall not accept conditional orders. The provisions of this paragraph shall not be construed to restrict the right of the Company to withhold Class A shares of the Funds from sale under paragraph 16 hereof.

     9. The Company or its transfer agent shall be promptly advised of all orders received, and shall cause Class A shares of Funds to be issued upon payment received in accord with policies established by the Company and G.T. Global.

     10. G.T. Global shall adopt and follow procedures as approved by the officers of the Company for the confirmation of sales to dealers, the collection of amounts payable by dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD and the 1940 Act, as such requirements may from time to time exist.

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     11.  The compensation for the services of G.T. Global as a principal underwriter under this Contract shall be the sales charge, if any, which is collected on sales of Class A shares. In addition, G.T. Global is entitled to fees, if any, payable under the Company's Plan of Distribution applicable to the Class A shares of the Funds ("Class A Plan").

     12. The Company agrees to use its best efforts to maintain its registration as an open-end management investment company under the 1940 Act.

     13. The Company agrees to use its best efforts to maintain an effective prospectus relating to each Fund under the 1933 Act, and warrants that such prospectus will contain all statements required by and will conform with the requirements of the 1933 Act and the rules and regulations thereunder, and that no part of any such prospectus, at the time the Registration Statement of which it is a part is ordered effective, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. G.T. Global agrees and warrants that it will not in the sale of Class A shares of the Funds use any prospectus, advertising or sales literature not approved by the Company or its officers nor make any untrue statement of a material fact nor omit the stating of a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading. G.T. Global agrees to indemnify and hold the Company harmless from any and all loss, expense, damage and liability resulting from a breach by G.T. Global of the agreements and warranties in this paragraph, or from the use of any sales literature, information, statistics or other aid or device employed in connection with the sale of Class A shares.

     14. The expense of each printing of each Prospectus and each revision thereof or addition thereto deemed necessary by the Company's officers to meet the requirements of applicable laws shall be divided between the Company, G.T. Global and any other principal underwriter of the Class A shares of the Funds as they may from time to time agree.

     15. The Company agrees to use its best efforts to qualify and maintain the qualification of an appropriate number of the Class A shares of each Fund for sale under the securities laws of such states as G.T. Global and the Company may approve. Any such qualification may be withheld, terminated or withdrawn by the Company at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Company, but G.T. Global shall furnish such information and other materials relating to its affairs and activities as may be required by the Company or its counsel in connection with such qualification.

     16. The Company and G.T. Global acknowledge that each has the right to reject any order for the purchase of Class A shares for any reason. In addition, the Company may withhold Class A shares from sale in any state or country temporarily or permanently if, in the opinion of its counsel, such offer or sale would be contrary to law or if the Board of Trustees or the President or any Vice President of the Company determines that such offer or sale is not in the best interest of the Company. The Company will give prompt notice to G.T. Global of any withholding and will indemnify it against any loss suffered by G.T. Global as a result of such

                                       4

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withholding by reason of non-delivery of Fund Class A shares after a good faith confirmation by G.T. Global of sales thereof prior to receipt of notice of such withholding.

     17. Each Fund shall reimburse G.T. Global for a portion of its expenditures incurred in providing services under this Contract at the rate and under the terms specified with respect o such Fund in the Class A Plan, as such Plan may be amended from time to time.

               18. (a) With respect to any Fund, this Contract may be terminated at any time, without payment of any penalty, by vote of a majority of the members of the Board of Trustees of the Company who are not interested persons of the Company and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan or by vote of a majority of the outstanding voting securities of the Company on thirty (30) days' written notice to G.T. Global, or by G.T. Global on like notice to the Company. Termination of this Contract with respect to Class A shares of one Fund shall not affect its continued effectiveness with respect to Class A shares of any other Fund.

                    (b) This Contract may be terminated by either party upon five (5) days' written notice to the other party in the event that the Securities and Exchange Commission has issued an order or obtained an injunction or other court order suspending effectiveness of the Registration Statement covering the Class A shares of the Funds.

                    (c) This Contract may also be terminated by the Company upon five (5) days' written notice to G.T. Global, should the NASD expel G.T. Global or suspend its membership in that organization.

                    (d) G.T. Global shall inform the Company promptly of the institution of any proceedings against it by the Securities and Exchange Commission, the NASD or any state regulatory authority.

     19. This Agreement shall automatically terminate in the event of its assignment. The term "assignment" shall have the meaning defined in the 1940 Act.

     20. With respect to any Fund, upon sixty (60) days' written notice to G.T. Global, the Company may from time to time designate other principal underwriters of Class A shares with respect to areas other than the North American continent, Hawaii, Puerto Rico and such countries as to which the Company may have expressly waived in writing its right to make such designation. In the event of such designation, the right of G.T. Global under this Contract to sell Class A shares in the areas so designated shall terminate, but this Contract shall remain otherwise in full effect until terminated in accordance with the provisions of paragraphs 18 and 19 hereof.

     21. No provision of this Contract shall protect or purport to protect G.T. Global against any liability to the Company or holders of Class A shares of the Funds for which G.T. Global would otherwise be liable by reason of willful misfeasance, bad faith or negligence.

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     22.  Unless sooner terminated in accordance with the provisions of paragraphs 18 or 19 hereof, this Contract shall continue in effect with respect to each Fund for periods of up to one year, but only so long as such continuance is specifically approved at least annually (i) by vote of a majority of the Trustees of the Company who are not interested persons of the Company and who have no direct or indirect financial interest in the Plan or any agreements relating to the Plan, and who are not parties to this Contract or interested persons of any such party as defined by the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval; and
(ii) by either the Board of Trustees of the Company or a vote of a majority of the outstanding Class A shares of the Company as defined by the 1940 Act.

     23. It is expressly agreed that the obligations of the Company hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Company personally, but shall only bind the assets and property of the Funds, as provided in the Company's Declaration of Trust. The execution and delivery of this Contract have been authorized by the Trustees of the Company, and this Contract has been executed and delivered by an authorized officer of the Company acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Company's Declaration of Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate original by their officers thereunder duly authorized as of the day and year first written above.


Attest:                       G.T. GLOBAL GROWTH SERIES



/s/ Peter R. Guarino          By:/s/ James W. Churm
------------------------      -----------------------------



Attest:                       G.T. GLOBAL FINANCIAL
                              SERVICES, INC.


/s/ Peter R. Guarino          By:/s/ William J. Guilfoyle
------------------------      -----------------------------

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